Exhibit 4.1

SLXA

Solexa

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK CITY, NY

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 83420X 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

SOLEXA, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: SPECIMEN

SPECIMEN

SOLEXA, INC. INCORPORATED FEBRUARY 18, 1992 DELAWARE

CHIEF EXECUTIVE OFFICER

CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:
EQUISERVE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

SOLEXA, INC.

     The Corporation is authorized to issue Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any unissued shares of Preferred Stock.

     The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued series. Any such request should be addressed to the Secretary of the Corporation at its principal office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNlF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,                                                                                                                                                   hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

SIGNATURE

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

THE SIGNATURE SHOULD BE GUARANTEED BY A BROKERAGE FIRM OR A FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES APPROVED MEDALLION PROGRAM, SUCH AS SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (STAMP), STOCK EXCHANGES MEDALLION PROGRAM (SEMP) OR NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (MSP).